Exhibit 99.906CERT

Rule 30a-2(b) CERTIFICATIONS

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Alger Portfolios, do hereby certify, to such officer's knowledge, that:

(1)	The annual report on Form N-CSR of the Registrant for the period ended December 31, 2019 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Alger Portfolios.

Dated: February 20, 2020

/s/Hal Liebes

Hal Liebes President The Alger Portfolios
Alger Large Cap Growth Portfolio

Dated: February 20, 2020

/s/ Michael D. Martins

Michael D. Martins Treasurer The Alger Portfolios
Alger Large Cap Growth Portfolio

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.